MUTUAL TERMINATION AGREEMENT AND RELEASE
MUTUAL TERMINATION AGREEMENT AND RELEASE (this “Agreement”), dated May 4, 2023, by and among The Toronto-Dominion Bank, a Canadian chartered bank (“TD Bank”), TD Bank US Holding Company, a Delaware corporation and an indirect, wholly owned subsidiary of TD Bank (“TD Bank Holdco”), Falcon Holdings Acquisition Co., a Delaware corporation and a direct subsidiary of TD Holdco (“Merger Sub”), and First Horizon Corporation, a Tennessee corporation (“First Horizon”).
W I T N E S S E T H:
WHEREAS, TD Bank, TD Bank Holdco, Merger Sub and First Horizon have entered into that certain Agreement and Plan of Merger, dated as of February 27, 2022 (the “Merger Agreement”). Any capitalized term used but not otherwise defined herein shall have the meaning set forth in the Merger Agreement.
WHEREAS, Section 8.1(a) of the Merger Agreement provides that the Merger Agreement may be terminated at any time prior to the Effective Time by mutual written consent of TD Bank and First Horizon.
NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:
1.The parties hereto mutually agree to terminate the Merger Agreement, effective as of the execution of this Agreement, such agreement constituting the requisite mutual agreement and written consent required to terminate the Merger Agreement pursuant to Section 8.1(a) of the Merger Agreement and otherwise as may be required pursuant to applicable law.
2.TD Bank shall pay to First Horizon by May 5, 2023 a payment in the amount of $225 million in cash by wire transfer of immediately available funds, free of costs and charges, to an account designated by First Horizon to TD Bank in writing. The parties agree that upon receipt of such payment by First Horizon, the parties shall have satisfied any payment obligations under the Merger Agreement, including Section 8.2 thereof.
3.The parties agree that the Merger Agreement is hereby and forthwith void and without effect, and, subject to Section 8 hereof, and notwithstanding anything in the Merger Agreement (including Section 8.2 thereof) to the contrary, none of the parties, any of their respective affiliates or any of the officers, employees, directors or representatives of any of them shall have any liability of any nature whatsoever under the Merger Agreement or in connection with the transactions contemplated by the Merger Agreement or the termination thereof, except that Section 6.2(b) of the Merger Agreement and the Confidentiality Agreement shall survive such termination of the Merger Agreement.
4.TD Bank, TD Bank Holdco, and Merger Sub hereby release, waive, discharge and agree not to assert, any and all claims or causes of action of any kind (including claims for equitable relief, damages, attorneys’ fees, costs, administrative remedies, claims attributing any fault, blame or responsibility or any other legal responsibilities or obligations of any type or nature), whether known or unknown, asserted or unasserted, suspected or unsuspected, liquidated or unliquidated, absolute or contingent, which any of them has or may have against First

Horizon, any of its affiliates or any of its or their employees, officers, directors or representatives arising out of or related to the subject matter of this Agreement, including all claims concerning or related to the Merger Agreement, the transactions contemplated by the Merger Agreement or the termination of the Merger Agreement.
5.First Horizon hereby releases, waives, discharges and agrees not to assert, any and all claims or causes of action of any kind (including claims for equitable relief, damages, attorneys’ fees, costs, administrative remedies, claims attributing any fault, blame or responsibility or any other legal responsibilities or obligations of any type or nature), whether known or unknown, asserted or unasserted, suspected or unsuspected, liquidated or unliquidated, absolute or contingent, which it has or may have against TD Bank, TD Bank Holdco, and Merger Sub or any of their respective affiliates or any of their or their affiliates’ employees, officers, directors or representatives arising out of or related to the subject matter of this Agreement, including all claims concerning or related to the Merger Agreement, the transactions contemplated by the Merger Agreement or the termination of the Merger Agreement.
6.Notwithstanding the foregoing releases, no party releases any rights or claims against any other party to enforce the terms of this Agreement.
7.The joint press release of TD Bank and First Horizon announcing the termination of the Merger Agreement pursuant to this Agreement is set forth on Annex A. TD Bank and First Horizon shall each issue the joint press release at 6 a.m., New York City time, on May 4, 2023. Thereafter, neither party shall make any public statements regarding the transactions contemplated by the Merger Agreement or the termination of the Merger Agreement that are inconsistent with those set forth in such press release, except as required by applicable law, regulation or stock exchange to which the relevant party is subject.
8.Other than as TD Bank or First Horizon may determine in good faith is factually accurate and necessary (a) to respond to any legal or regulatory process or proceeding or (b) to give testimony or file any documents in any legal or regulatory proceeding, each of TD Bank, TD Bank Holdco and Merger Sub, on behalf of itself, its affiliates and its and their respective officers and directors and First Horizon, on behalf of itself, its affiliates and its and their respective officers and directors, agrees that until the later of (i) the fifth anniversary of the date of this Agreement and (ii) the date on which any public litigation, action, claim or proceeding arising out of or relating to the Merger Agreement, the transactions contemplated by the Merger Agreement or the termination of the Merger Agreement has become final and nonappealable, it will not, and will not authorize, induce or encourage any other person to, directly or indirectly, make any public or private statements or other communications concerning or related to the Merger Agreement, the transactions contemplated by the Merger Agreement or the termination of the Merger Agreement that disparage, denigrate or malign, with respect to TD Bank, TD Bank Holdco and Merger Sub, First Horizon and its affiliates and representatives, and with respect to First Horizon, TD Bank, TD Bank Holdco, Merger Sub and their respective affiliates and representatives.
9.Within twenty (20) business days of the date of this Agreement, each party shall redeliver or destroy all Evaluation Material (as defined in the Confidentiality Agreement) of, with respect to TD Bank, TD Bank Holdco and Merger Sub, First Horizon and its affiliates, and with respect to First Horizon, TD Bank, TD Bank Holdco, Merger Sub and their affiliates subject to and in accordance with the tenth paragraph of the Confidentiality Agreement. The final paragraph of the Confidentiality Agreement is hereby deleted and replaced in its entirety with the following: “This Agreement shall terminate two (2) years from the date of the Mutual Termination Agreement and Release, dated as of May 4, 2023, by and among The Toronto-Dominion Bank, TD Bank US Holding Company, Falcon Holdings Acquisition Co. and First Horizon Corporation.”.
10.Each party hereby represents and warrants to the other party that (a) such party has full corporate power and authority to execute and deliver this Agreement, (b) the execution and delivery of this Agreement, the termination of the Merger Agreement and consummation of the other transactions contemplated hereby have been duly and validly approved by such party, (c) no other corporate proceedings on the part of such party are necessary to approve this Agreement or the termination of the Merger Agreement or to consummate the other transactions contemplated hereby and (d) this Agreement has been duly and validly executed and delivered by such party (assuming due authorization, execution and delivery by the other party) and constitutes a valid and binding obligation of such party, enforceable against such party in accordance with its terms (except in all cases as such enforceability may be limited by the Enforceability Exceptions).
11.This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. Any agreement on the part of a party hereto to any extension or waiver of this Agreement shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.
12.The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of a provision of this Agreement. When a reference is made in this Agreement to Sections or Annexes, such reference shall be to a Section or an Annex of this Agreement unless otherwise indicated. Whenever the word “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation.” The word “or” shall not be exclusive. As used herein, the term “person” means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature.
13.Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party without the prior written consent of the other parties to this Agreement (which may be withheld by such other party in its sole discretion). Any purported assignment in contravention hereof shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. This Agreement (including the documents and instruments referred to herein) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein.

14.This Agreement together with the Confidentiality Agreement constitute the entire agreement among the parties and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.
15.Sections 9.5, 9.7 through 9.10, 9.12, 9.13 and 9.15 of the Merger Agreement are hereby incorporated into this Agreement by reference, and shall apply hereto as though set forth herein, mutatis mutandis.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date and year first above written.

FIRST HORIZON CORPORATION

By: /s/ D. Bryan Jordan
Name: D. Bryan Jordan
Title: Chairman, President, CEO

THE TORONTO-DOMINION BANK

By: /s/ Kelvin Tran
Name: Kelvin Tran
Title: CFO TDBG

TD BANK US HOLDING COMPANY

By: /s/ Leo Salom
Name: Leo Salom
Title: President and CEO, TD Bank, America's
Most Convenient Bank

FALCON HOLDINGS ACQUISITION CO.

By: /s/ Leo Salom
Name: Leo Salom
Title: President and CEO, TD Bank, America's
Most Convenient Bank

[Signature Page to Mutual Termination Agreement]